EXHIBIT 2
                                                                       ---------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                 August 3, 2000

                                      among

                               HAVAS ADVERTISING,

                              HAS ACQUISITION CORP.

                                       AND

                           SNYDER COMMUNICATIONS, INC.

ARTICLE I             The Merger........................................................................2

         Section 1.01.     The Merger...................................................................2

         Section 1.02.     Certificate of Incorporation.................................................2

         Section 1.03.     Bylaws.......................................................................2

         Section 1.04.     Directors and Officers.......................................................2

ARTICLE II            Conversion of Securities..........................................................3

         Section 2.01.     Conversion of Securities.....................................................3

         Section 2.02.     Surrender of Certificates....................................................4

         Section 2.03.     No Further Ownership Rights in SNC Common Stock..............................6

         Section 2.04.     Lost, Stolen or Destroyed Certificates.......................................6

         Section 2.05.     Withholding Rights...........................................................6

         Section 2.06.     Stock Option and Other Stock Plans...........................................6

ARTICLE III           Representations and Warranties of the Company.....................................8

         Section 3.01.     Organization and Power.......................................................8

         Section 3.02.     Corporate Authorization......................................................8

         Section 3.03.     Governmental Authorization...................................................9

         Section 3.04.     Non-Contravention............................................................9

         Section 3.05.     Capitalization of the Company...............................................10

         Section 3.06.     Capitalization of Subsidiaries..............................................10

         Section 3.07.     SEC Filings.................................................................11

         Section 3.08.     Financial Statements........................................................11

         Section 3.09.     Disclosure Documents........................................................11

         Section 3.10.     Information Supplied........................................................11

         Section 3.11.     Absence of Certain Changes..................................................12

         Section 3.12.     No Undisclosed Material Liabilities.........................................13

         Section 3.13.     Litigation..................................................................13

         Section 3.14.     Taxes.......................................................................13

         Section 3.15.     Employee Benefit Plans; ERISA...............................................14

         Section 3.16.     Compliance with Laws; No Default............................................15

         Section 3.17.     No Default..................................................................15

         Section 3.18.     Finders' Fees...............................................................16

         Section 3.19.     Environmental Matters.......................................................16

         Section 3.20.     Labor Matters...............................................................17

         Section 3.21.     Intellectual Property.......................................................17

         Section 3.22.     Opinion of Financial Advisor................................................18

                                       i
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         Section 3.23.     Takeover Statutes...........................................................18

         Section 3.24.     Affiliates..................................................................18

         Section 3.25.     The Company's Certificate of Incorporation..................................18

ARTICLE IV            Representations and Warranties of Parent.........................................18

         Section 4.01.     Organization and Power......................................................18

         Section 4.02.     Corporate Authorization.....................................................18

         Section 4.03.     Governmental Authorization..................................................19

         Section 4.04.     Non-Contravention...........................................................19

         Section 4.05.     Capitalization of Parent....................................................20

         Section 4.06.     COB Filings.................................................................20

         Section 4.07.     Financial Statements........................................................20

         Section 4.08.     Disclosure Documents........................................................21

         Section 4.09.     Information Supplied........................................................21

         Section 4.10.     Absence of Certain Changes..................................................21

         Section 4.11.     No Undisclosed Material Liabilities.........................................22

         Section 4.12.     Litigation..................................................................22

         Section 4.13.     Compliance with Laws........................................................22

         Section 4.14.     No Default..................................................................22

         Section 4.15.     Finders' Fees...............................................................22

         Section 4.16.     Merger Subsidiary...........................................................22

ARTICLE V             Covenants........................................................................23

         Section 5.01.     Conduct of the Company......................................................23

         Section 5.02.     Conduct of Parent...........................................................25

         Section 5.03.     Shareholder Meetings; Proxy Materials; Registration Statement...............26

         Section 5.04.     Access to Information.......................................................27

         Section 5.05.     No Solicitation.............................................................27

         Section 5.06.     Notice of Certain Events....................................................28

         Section 5.07.     Reasonable Best Efforts.....................................................29

         Section 5.08.     Cooperation.................................................................30

         Section 5.09.     Public Announcements........................................................30

         Section 5.10.     Further Assurances..........................................................30

         Section 5.11.     Affiliates..................................................................31

         Section 5.12.     Director and Officer Liability..............................................31

         Section 5.13.     Obligations of Merger Subsidiary............................................32

         Section 5.14.     Listing.....................................................................32


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

         Section 5.15.     Antitakeover Statutes.......................................................32

         Section 5.16.     Tax Treatment...............................................................32

         Section 5.17.     Employee Benefits...........................................................32

         Section 5.18.     Rule 144 Reporting..........................................................33

         Section 5.19.     Comfort Letters.............................................................33

         Section 5.20.     Third Party Consents........................................................33

         Section 5.21.     Certain Contributions.......................................................33

ARTICLE VI            Conditions to the Merger.........................................................34

         Section 6.01.     Conditions to the Obligations of Each Party.................................34

         Section 6.02.     Conditions to the Obligations of Parent and Merger Subsidiary...............34

         Section 6.03.     Conditions to the Obligations of the Company................................35

ARTICLE VII           Termination......................................................................36

         Section 7.01.     Termination.................................................................36

         Section 7.02.     Effect of Termination.......................................................37

         Section 7.03.     Payments....................................................................37

ARTICLE VIII          Miscellaneous....................................................................38

         Section 8.01.     Certain Definitions.........................................................38

         Section 8.02.     Notices.....................................................................38

         Section 8.03.     Entire Agreement; Non-Survival of Representations
                           and Warranties; Third Party Beneficiaries ..................................39

         Section 8.04.     Amendments; No Waivers......................................................39

         Section 8.05.     Successors and Assigns......................................................39

         Section 8.06.     Governing Law...............................................................39

         Section 8.07.     Jurisdiction................................................................40

         Section 8.08.     Counterparts; Effectiveness.................................................40

         Section 8.09.     Interpretation..............................................................40

         Section 8.10.     Severability................................................................40

         Section 8.11.     Specific Performance........................................................40

         Section 8.12.     Joint and Several Liability.................................................41

         Section 1.        Agreement to Vote............................................................1

         Section 2.        Restriction on Transfer, Proxies and Non-Interference........................2

         Section 3.        Restriction on Transfer of Shares Parent ADSs................................2

         Section 4.        Non-Solicitation.............................................................3

         Section 5.        Further Assurances...........................................................3

         Section 6.        Representations and Warranties of Parent.....................................3

                                      iii
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         Section 7.        Representations and Warranties of the Stockholders...........................3

         Section 8.        Effectiveness and Termination................................................4

         Section 9.        Miscellaneous................................................................4

SCHEDULE
EXHIBIT A COMPANY VOTING AGREEMENT.
EXHIBIT B PARENT VOTING AGREEMENT
EXHIBIT C AFFILIATE AGREEMENT
EXHIBIT D TAX REPRESENTATIONS


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 3, 2000 and effective as of February 20, 2000 (this "Agreement"), among HAVAS ADVERTISING, a societe anonyme organized under the laws of the French Republic ("Parent"), HAS ACQUISITION CORP., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Subsidiary"), and SNYDER COMMUNICATIONS, INC., a Delaware corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of Parent and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the business combination of the Company and Parent on the terms and conditions set forth herein;

                  WHEREAS, the combination of the Company and Parent shall be effected by the terms of this Agreement through the Merger (as defined in Section 1.01(a));

                  WHEREAS, in furtherance thereof, the Board of Directors of each of the Company and Parent have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of SNC Common Stock (as defined in Section 2.01(a)) of the Company will be converted into the right to receive Parent ADSs (as defined in Section 2.01(a));

                  WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain shareholders of the Company (the "Designated Company Stockholders") entered into an agreement dated as of February 20, 2000 (the "Company Stockholder Voting Agreement") pursuant to which the Designated Company Stockholders have agreed, among other things, to vote their shares of the Company in favor of the approval and adoption of this Agreement and the transactions contemplated hereby;

                  WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, the Company and a shareholder of Parent (the "Designated Parent Stockholder") entered into an agreement dated as of February 20, 2000 (the "Parent Stockholder Voting Agreement") pursuant to which the Designated Parent Stockholder has agreed, among other things, to vote its shares in favor of the Capital Increase (as defined in Section 4.02(a));

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder; and

                  WHEREAS, the Parent, Merger Subsidiary and the Company desire to amend and restate this Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

                  Section 1.01. The Merger.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

                  (b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date") which shall be the second business day after satisfaction or waiver of the conditions set forth in Article 6, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time, date or place as agreed to in writing by the parties hereto.

                  (c) Subject to the conditions of this Agreement, Parent and the Company shall cause the Merger to be consummated by filing a certificate of merger complying with the DGCL with the Secretary of State of the State of Delaware (the "Certificate of Merger"), as soon as practicable on or after the Closing Date. The Merger shall become effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed by Parent and the Company and specified in the Certificate of Merger (the "Effective Time").

                  (d) The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Subsidiary shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

                  Section 1.02. Certificate of Incorporation.

                  The certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation.

                  Section 1.03. Bylaws.

                  The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with such bylaws, the certificate of incorporation of the Surviving Corporation and the DGCL.

                  Section 1.04. Directors and Officers.

                  From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the DGCL, the certificate of incorporation and bylaws of the Surviving Corporation, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.01. Conversion of Securities.

                  As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Merger Subsidiary or the Company:

                           (a) SNC Common Stock. Each share of common stock, par
                  value $0.001 per share, of the Company designated as "Snyder Communications, Inc. Common Stock" in the certificate of incorporation of the Company (the "SNC Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of SNC Common Stock to be cancelled pursuant to Section 2.01(c)) automatically will be converted into the right to receive at the Effective Time a number of fully paid and non-assessable American Depositary Shares of Parent (each a "Parent ADS", and collectively the "Parent ADSs", with each Parent ADS representing a fraction of a Parent Share (as defined in Section 4.05(a)) to be determined by Parent as soon as practicable following the date hereof (such fraction of a Parent Share represented by each Parent ADS, the "ADS Ratio")) evidenced by American Depositary Receipts of Parent ("Parent ADRs") equal to the Exchange Ratio (as defined below).

For purposes of this Agreement, the "Exchange Ratio" shall be calculated as follows:

                                (A) If the Average Parent Trading Price (as
                  defined below) in Euros is at least equal to (Euro)493 (the "Lower Collar Amount") but not greater than (Euro)667 (the "Upper Collar Amount"), the Exchange Ratio shall equal the quotient (rounded to the nearest ten thousandth) of (1) $29.50 divided by (2) the product of (x) the Average Parent Trading Price in U.S. Dollars multiplied by (y) the ADS Ratio.

                                (B) If the Average Parent Trading Price in Euros
                  is greater than the Upper Collar Amount, then the Exchange Ratio shall equal the quotient (rounded to the nearest ten thousandth) of (1) $29.50 divided by (2) the product of (x)
                  (Euro)667 multiplied by (y) the Average Exchange Rate (as defined below) multiplied by (z) the ADS Ratio.

                                (C) If the Average Parent Trading Price in Euros
                  is less than the Lower Collar Amount, then the Exchange Ratio shall equal the quotient (rounded to the nearest ten thousandth) of (1) $29.50 divided by (2) the product of (x)
                  (Euro)493 multiplied by (y) the Average Exchange Rate multiplied by (z) the ADS Ratio.

                           (i) For purposes of this Agreement, (A) the term
"Average Parent Trading Price" in Euros shall mean the average of the Closing Sale Prices for the twenty (20) days of trading ending on the day immediately prior to the Closing Date, (B) the term "Closing Sale Price" shall mean the closing sale price of the Parent Shares reported on the Premier Marche of the Bourse de Paris on the applicable trading date and (C) the term "Average Exchange Rate" shall mean the average of the Exchange Rates for the twenty (20) days of trading ending on the date immediately prior to the Closing Date. For purposes of determining the Average Parent Trading Price in U.S. Dollars, the Closing Sale Price for each applicable trading date shall be multiplied by the exchange rate for such trading date for converting Euros to U.S. Dollars, as published in The Wall Street Journal (such rate, for any given day, the "Exchange Rate").

                           (b) circle.com Common Stock. Each share of common
                  stock, par value $0.001 per share, of the Company designated as "Snyder Communications, Inc.-- circle.com Common Stock" in the certificate of incorporation of the Company (the

                  "circle.com Common Stock", and together with the SNC Common Stock, the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding in the Merger as one share of circle.com Common Stock of the Surviving Corporation.

                           (c) Cancellation of Certain Shares. Each share of SNC
                  Common Stock held in the treasury of the Company or owned by Parent, Merger Subsidiary or any other Subsidiary (as defined in Section 8.01) of the Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

                           (d) Capital Stock of Merger Subsidiary. The shares of
                  common stock, $0.01 par value, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time automatically will be converted into the number of fully-paid and non-assessable shares of common stock designated as "SNC Common Stock", $0.001 par value per share, of the Surviving Corporation equal to the number of shares of SNC Common Stock of the Company outstanding immediately prior to the Effective Time (other than any shares of SNC Common Stock to be cancelled pursuant to Section 2.01(c)).

                           (e) Adjustment. The Exchange Ratio shall be adjusted
                  to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Shares or Parent ADSs), reorganization, recapitalization or other like change with respect to Parent Shares or Parent ADSs occurring after the date hereof and having a record or effective date prior to the Effective Time.

                           (f) Fractional Shares. No certificates, scrip or
                  receipt representing any fraction of a Parent ADS will be issued by virtue of the Merger, but in lieu thereof each holder of shares of SNC Common Stock who would otherwise be entitled to a fraction of a Parent ADS (after aggregating all fractional Parent ADSs to be received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent), without interest thereon, equal to the product of (i) such fraction multiplied by (ii) the Average Parent Trading Price in U.S. Dollars multiplied by (iii) the ADS Ratio.

                  Section 2.02. Surrender of Certificates.

                  (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to the Company, which may be Parent's transfer agent, to act as the exchange agent (the "Exchange Agent") in the Merger.

                  (b) Parent to Provide Merger Consideration. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article 2 certificates for the Parent ADRs representing the Parent ADSs issuable pursuant to Section 2.01(a) in exchange for outstanding shares of SNC Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.01(f) and any dividends or distributions to which holders of shares of SNC Common Stock may be entitled pursuant to Section 2.02(e). The Parent ADSs issuable pursuant to Section 2.01(a) and the cash payable pursuant to Section 2.01(f) are referred to collectively as the "Merger Consideration."

                  (c) Exchange Procedures for SNC Common Stock. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "SNC Certificates") that immediately prior to the Effective Time represented outstanding shares of SNC Common Stock whose shares were converted into the right to receive a pro rata portion of the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the SNC

Certificates shall pass, only upon delivery of the SNC Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for effecting the exchange of the SNC Certificates for a pro rata portion of the Merger Consideration. Upon surrender of an SNC Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such SNC Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder is entitled pursuant to Section 2.01, and the SNC Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding SNC Certificate will be deemed from and after the Effective Time, for all corporate purposes to evidence only the ownership of the Parent ADRs representing the number of full Parent ADSs into which the shares of SNC Common Stock evidenced by such SNC Certificate shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional Parent ADSs in accordance with Section 2.01(f) and any dividends or distributions payable pursuant to Section 2.02(e).

                  (d) Certificates for circle.com Common Stock. Certificates representing shares held of record by holders of circle.com Common Stock (the "circle.com Certificates") shall remain outstanding and shall not be exchanged, but shall represent the equivalent number of shares of circle.com Common Stock of the Surviving Corporation.

                  (e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent ADSs with a record date after the Effective Time will be paid to the holder of any unsurrendered SNC Certificate with respect to the Parent ADSs represented thereby until the holder of record of such SNC Certificate shall surrender such SNC Certificate. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such SNC Certificate, there shall be delivered to the record holder of Parent ADRs representing such Parent ADSs (i) a certificate representing whole Parent ADSs issuable and payable in exchange for such SNC Certificate, without interest, (ii) payments of the amount of dividends or other distributions with a record date after the Effective Time then payable with respect to such whole Parent ADSs and (iii) cash in lieu of any fractional shares in accordance with
Section 2.01(f).

                  (f) Transfers of Ownership. If any certificate for Parent ADRs representing Parent ADSs is to be issued in a name other than that in which the SNC Certificate surrendered in exchange therefor is registered or if any other portion of the Merger Consideration is to be payable to a person other than the person to whom such SNC Certificate is registered, it will be a condition of the issuance and payment thereof that the SNC Certificate so surrendered will be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise be in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any applicable transfer taxes required by reason of the issuance of a certificate for Parent ADRs representing Parent ADSs in any name, or the payment of any other portion of the Merger Consideration to any person, other than that of the registered holder of the SNC Certificate surrendered, or shall provide evidence that any applicable transfer taxes have been paid.

                  (g) No Liability. Notwithstanding anything to the contrary in this Section 2.02, none of the Exchange Agent, Parent, the Surviving Corporation nor any other party hereto shall be liable to any person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Termination of Exchange Agent. Any Merger Consideration made available to the Exchange Agent pursuant to Section 2.02(b) and not exchanged within twelve (12) months after the Effective Time pursuant to this
Section 2.02 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent, and thereafter any holder of unsurrendered SNC Certificates shall look as a general creditor only to Parent for payment of any funds to which such holder may be due, subject to applicable law.

                  Section 2.03. No Further Ownership Rights in SNC Common Stock.

                  The Merger Consideration issued and paid in exchange of shares of SNC Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of SNC Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of SNC Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, SNC Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this
Article 2.

                  Section 2.04. Lost, Stolen or Destroyed Certificates.

                  In the event any SNC Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed SNC Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that Parent may, in its discretion and as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed SNC Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the SNC Certificates alleged to have been lost, stolen or destroyed.

                  Section 2.05. Withholding Rights.

                  Each of the Surviving Corporation and Parent shall be entitled, or shall be entitled to cause the Exchange Agent, to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of SNC Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax (as defined in Section 3.14(h)) law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SNC Common Stock in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                  Section 2.06. Stock Option and Other Stock Plans.

                  (a) As soon as practicable following the date of this Agreement, Parent and the Company shall take such action with respect to Snyder Communications Inc. Second Amended and Restated 1996 Stock Incentive Plan and other assumed stock option plans of the Company (the "Company Option Plans") and any other actions as may be required to effect the following provisions of this
Section 2.06(a). At the Effective Time, Parent shall assume each option to purchase shares of SNC Common Stock pursuant to the Company Option Plans that is then outstanding, whether vested or unvested (each a "SNC Stock Option"), and each such SNC Stock Option shall be converted into an option (or a new substitute option shall be granted) (each an "Adjusted Option") to purchase the number of Parent ADSs (rounded up to the nearest whole share) equal to (x) the number of shares of SNC Common Stock subject to such option multiplied by (y) the Exchange Ratio, at an exercise price per Parent ADS (rounded down to the nearest whole cent) equal to the aggregate exercise price for the shares of SNC Common Stock subject to such SNC Stock Option divided by the number of Parent ADSs purchasable pursuant to the corresponding Adjusted Option; provided, however, that in the case of any SNC Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the Adjusted Options shall be subject to the same terms and conditions (including, subject to any contractual acceleration of vesting as a consequence of the Merger pursuant to the terms of the applicable option agreement, with respect to vesting) as were applicable to the converted option immediately prior to the Effective Time.

                  (b) At the Effective Time, each option to purchase shares of circle.com Common Stock pursuant to the Company Option Plans that is then outstanding, whether vested or unvested (each a "circle.com Stock Option", and together with the SNC Stock Options, the "Company Stock Options"), shall by virtue of the Merger, and without any further action on the part of any holder thereof, be subject to the same terms and conditions as were applicable to the original option to purchase circle.com Common Stock immediately prior to the Effective Time and be assumed by the Surviving Corporation and converted into an option to purchase the number of shares of circle.com Common Stock in the Surviving Corporation equal to the number of shares of circle.com Common Stock of the Company subject to such option, at an exercise price per share of circle.com Common Stock in the Surviving Corporation equal to the former exercise price per share of circle.com Common Stock of the Company under such option immediately prior to the Effective Time.

                  (c) Notwithstanding the foregoing provisions of Sections 2.06(a) and 2.06(b), at the Effective Time each of the Holding Company Persons (as defined below) who hold SNC Stock Options identified in Section 2.06(c) of the Company Disclosure Schedule (as defined in Section 3.01(a)) the terms of which provide for the acceleration of vesting as a consequence of the Merger (the "Accelerated Options") shall have the right, exercisable by written notice to Parent (the "Purchase Notice") on or prior to the Closing Date, to cause Parent to purchase the Accelerated Options held by such Holding Company Person for cash in an amount (the "Purchase Amount") equal to the difference of (i) the product of (A) the Average Parent Trading Price in U.S. Dollars multiplied by
(B) the ADS Ratio multiplied by (C) the number of Parent ADSs issuable upon exercise of such option, giving effect to the adjustment provisions in Section 2.06(a), less (ii) the aggregate exercise price for the Parent ADSs subject to such Accelerated Options. The Purchase Amount for all Accelerated Options with respect to which a Purchase Notice is furnished in accordance with this Section 2.06(c) shall be payable on or prior to the third business day following the Closing Date. For purposes hereof, the "Holding Company Persons" shall mean those employees and directors of the Company set forth in Section 2.06(c) of the Company Disclosure Schedule.

                  (d) As soon as practicable after the Effective Time (but in no event more than thirty (30) days thereafter), Parent shall deliver to the holders of SNC Stock Options other than for the Holding Company Persons appropriate notices setting forth such holders' rights pursuant to the Company Option Plans and the agreements evidencing the grants of such SNC Stock Options and that such SNC Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.06 after giving effect to the Merger). Parent and the Surviving Corporation shall comply with the terms of the Company Option Plans and ensure, to the extent required by, and subject to the provisions of, the Company Option Plans, that the Company Stock Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify as incentive stock options after the Effective Time.

                  (e) Parent and the Surviving Corporation shall take such actions as are reasonably necessary for the assumption (or substitution) of the Company Stock Options by Parent pursuant to this Section 2.06, including the reservation, issuance and listing of Parent ADSs and circle.com Common Stock of the Surviving Corporation, as applicable, as is necessary to effectuate the transactions contemplated by this Section 2.06. Parent shall, and shall cause the Surviving Corporation to, prepare and file with the SEC (as hereinafter defined) a registration statement on Form S-8 or other appropriate form with respect to (i) Parent ADSs subject to Adjusted Options issued under the Company Option Plan and (ii) shares of circle.com Common Stock of the Surviving Corporation subject to Company Stock Options, and shall use its reasonable best efforts to have such registration statement(s) declared effective immediately following the Effective Time and to maintain the effectiveness of such registration statement covering such Adjusted Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Adjusted Options remain outstanding.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent that:

                  Section 3.01. Organization and Power.

                  (a) Each of the Company and its Significant Subsidiaries (as defined below) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  For purposes of this Agreement, a "Material Adverse Effect" with respect to the Company or Parent, as the case may be, means any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances or effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), or results of operations of such person and its Subsidiaries, taken as a whole, or
(ii) the ability of such person to perform its obligations under or to consummate the transactions contemplated by this Agreement, provided that none of the following shall constitute a Material Adverse Effect: (i) occurrences affecting the Company's or Parent's or any of their respective Subsidiaries' businesses as a result of the announcement of the execution of this Agreement;
(ii) general economic conditions; (iii) any changes generally affecting the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries operate; or (iv) changes in the Company's business after the date hereof attributable solely to actions taken by Parent.

                  (b) Section 3.01 of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") sets forth a complete list of the Company's Subsidiaries. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company and the organizational documents of the subsidiaries of the Company that are "significant subsidiaries", as such term is defined in Section 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act") but excluding therefrom holding companies that have no significant subsidiaries (each, a "Significant Subsidiary"), as currently in effect.

                  Section 3.02. Corporate Authorization.

                  (a) The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except as set forth in the next succeeding sentence of this Section 3.02, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement, voting together as one class (the "Company Requisite Vote"), is the only vote of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

                  (b) The Board of Directors of the Company (the "Company Board") has by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and thereby, and has resolved to (i) deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its shareholders and (ii) recommend that the shareholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the shareholders of the Company for their approval.

                  Section 3.03. Governmental Authorization.

                  The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, require no action by or in respect of, or filing with, any federal, state, local, foreign or multinational (including the European Union) government or any court, administrative agency or commission or other governmental agency or authority (a "Governmental Authority") other than: (a) the filing of Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Council Regulation (EEC) No. 4064/89 of December 21, 1989 on the Control of Concentrations Between Undertaking, OJ (1989) L/395/1 (as amended) and the regulations and decisions of the Commission of the European Community or other organs of the European Union or European Community implementing such regulations (the "EU Merger Regulations") or any foreign laws governing competition, antitrust, investment or exchange control; (c) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"); (d) compliance with any applicable requirements of the 1934 Act; (e) compliance with any other applicable securities or takeover laws; (f) those that may be required solely by reason of Parent's or Merger Subsidiary's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (g) actions or filings which, if not taken or made, and consents, authorizations or orders which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (h) filings and notices not required to be made or given until after the Effective Time.

                  Section 3.04. Non-Contravention.

                  Except as set forth on Section 3.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not: (a) assuming receipt of the approval of shareholders referred to in Section 3.02 with respect to this Agreement, contravene or conflict with the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries;
(b) assuming compliance with the matters referred to in Section 3.03 with respect to this Agreement, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or its Subsidiaries; (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries and which (i) has a term of more than one year, (ii) involves the payment or receipt of money in excess of $1,000,000, or (iii) involves the issuance of capital stock of the Company or any of its Subsidiaries (a "Company Agreement") or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause
(c) or (d) that would not, individually or in the aggregate, have a Material

Adverse Effect on the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  Section 3.05. Capitalization of the Company.

                  (a) The authorized capital stock of the Company consists of 405,000,000 shares, comprised of 320,000,000 shares of SNC Common Stock, 80,000,000 shares of circle.com Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"). As of the close of business on February 15, 2000, 71,233,429 shares of SNC Common Stock were issued and outstanding, 22,422,885 shares of circle.com Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding. The strike prices, vesting information, grantees and number of shares with respect to options previously granted pursuant to the Company Option Plans and the number of shares purchased and rights to acquire shares under the Company's Amended and Restated Employee Stock Purchase Plan set forth in Section 3.05 of the Company Disclosure Schedule are accurate in all material respects. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the Company Option Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except (i) as set forth in this Section 3.05 or in Section 5.01 of the Company Disclosure Schedule, (ii) for the transactions contemplated by this Agreement, including those permitted in accordance with
Section 5.01(f) and (iii) for changes since February 15, 2000 resulting from the exercise of employee and director stock options outstanding on such date, there are outstanding (x) no shares of capital stock or other voting securities of the Company, (y) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (z) no options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (including equity equivalents or stock appreciation rights) (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). None of the Company or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any Company Securities or any Company Subsidiary Securities (as hereinafter defined), including as a result of the transactions contemplated by this Agreement.

                  (b) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

                  Section 3.06. Capitalization of Subsidiaries.

                  Except as set forth in Section 3.06 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any consensual Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities").

                  Section 3.07. SEC Filings.

                  (a) The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since September 30, 1998 (the "Company SEC Documents").

                  (b) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act (i) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document and (ii) complied in all material respects with the 1934 Act.

                  (c) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective (i) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document and (ii) complied in all material respects with the 1933 Act.

                  Section 3.08. Financial Statements.

                  The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company's Proxy Statement and Prospectus dated October 7, 1999 (the "Recapitalization Proxy Statement") and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 (the "Company 10-Q") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of September 30, 1999 set forth in the Company 10-Q and "Company Balance Sheet Date" means September 30, 1999.

                  Section 3.09. Disclosure Documents.

                  Neither the Company Proxy Statement (as defined in Section 5.03(c)), nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to shareholders of the Company, or at the time such shareholders vote on the adoption and approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will, when the Form F-4 (as defined in Section 4.08(a)) is first filed with the SEC and when the Form F-4 becomes effective, comply as to form in all material respects with the requirements of the 1933 Act and the 1934 Act. No representation or warranty is made by the Company in this Section 3.09 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Company Proxy Statement.

                  Section 3.10. Information Supplied.

                  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form F-4 or any amendment or supplement thereto will, at the time the Form F-4 or any such amendment or supplement becomes effective under the 1933 Act or at the Effective

Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Section 3.11. Absence of Certain Changes.

                  Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, as disclosed in Section 3.11 of the Company Disclosure Schedule or with respect to the period from and after the date of this Agreement as permitted pursuant to Section 5.01, since September 30, 1999, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

                           (a) any event, occurrence, development change or
                  circumstance which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

                           (b) any declaration, setting aside or payment of any
                  dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                           (c) any amendment of any term of any outstanding
                  security of the Company or any of its Subsidiaries that would materially increase the obligations of the Company or such Subsidiary under such security; (d) (x) any incurrence or assumption by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) (A) in the ordinary course of business consistent with past practice (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practice) or (B) in connection with any acquisition or capital expenditure permitted by
                  Section 5.01 or (y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any of its Subsidiaries for the obligations of any other person (other than any wholly owned Subsidiary of the Company), other than in the ordinary course of business consistent with past practice;

                           (e) any creation or assumption by the Company or any
                  of its Subsidiaries of any consensual Lien on any material asset of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

                           (f) any making of any loan, advance or capital
                  contribution to or investment in any person by the Company or any of its Subsidiaries other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company or (ii) loans or advances to employees of the Company or any of its Subsidiaries made in the ordinary course of business consistent with past practice;

                           (g) (i) any contract or agreement entered into by the
                  Company or any of its Subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any of its Subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that, individually or in the aggregate, would have a Material Adverse Effect on the

                  Company, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                           (h) any material change in any method of accounting
                  or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a change in GAAP; or

                           (i) any (i) grant of any severance or termination pay
                  to any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries,
                  (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices.

                  Section 3.12. No Undisclosed Material Liabilities.

                  There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by the Company or any of its Subsidiaries since September 30, 1999, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                           (a) liabilities or obligations disclosed or provided
                  for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof;

                           (b) liabilities or obligations which, individually
                  and in the aggregate, have not had and would not have a Material Adverse Effect on the Company; or

                           (c) liabilities or obligations under this Agreement.

                  Section 3.13. Litigation.

                  Except as disclosed in the Company SEC Documents filed prior to the date hereof or in Section 3.13 of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                  Section 3.14. Taxes.

                  Except as set forth on Section 3.14 of the Company Disclosure
Schedule:

                           (a) The Company and each of its Subsidiaries, and
                  each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its Subsidiaries is or has been a member, has timely filed (or has had timely filed on its behalf) all material Tax Returns required by applicable law to be filed by it prior to the date hereof, and all such material Tax Returns were true, correct and complete in all material respects;

                           (b) The Company and each of its material Subsidiaries
                  has paid (or has had paid on its behalf) all Taxes shown due with respect to Tax Returns filed prior to the date hereof;

                           (c) The federal income Tax Returns of the Company
                  have been examined and settled with the Internal Revenue Service (the "Service") (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1997;

                           (d) There are no material Liens or encumbrances for
                  Taxes on any of the assets of the Company or its Subsidiaries (other than for current Taxes not yet due and payable);

                           (e) The Company and its Subsidiaries have complied in
                  all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes;

                           (f) None of the Company or its Subsidiaries is a
                  party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any adverse pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority), except among themselves;

                           (g) No federal, state, local or foreign audits or
                  administrative proceedings are presently pending with regard to any material Taxes or Tax Return of the Company or its Subsidiaries and none of them has received a written notice of any proposed audit or proceeding regarding any pending audit or proceeding; and

                           (h) "Taxes" (including the term "Tax") shall mean any
                  and all taxes, charges, fees, levies or other similar assessments imposed by the Service or any other taxing authority (whether domestic or foreign) (a "Taxing Authority"), and such term shall include any interest, penalties or additional amounts with respect to any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority (foreign or domestic) with respect to Taxes.

                  Section 3.15. Employee Benefit Plans; ERISA.

                  (a) Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, there are no material employee benefit plans (including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which the Company or any of its Subsidiaries has or may have a liability (the "Company Benefit Plans"). Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule (or as otherwise permitted by this Agreement): (1) neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would affect any employee or terminated employee of the Company or any ERISA Affiliate; and (2) since September 30, 1999, there has been no change, amendment, modification to, or adoption of, any Company Benefit Plan, in each case, that has had, or would have, a Material Adverse Effect on the Company.

                  (b) With respect to each Company Benefit Plan, except as disclosed in Section 3.15(b) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company:
(i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred;
(iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no lien imposed under the Code or ERISA exists; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full.

                  (c) None of the Company Benefit Plans has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not waived.

                  (d) Except as disclosed in Section 3.15(d) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have a Material Adverse Effect on the Company or that has not been reflected on the Company's consolidated financial statements.

                  (e) With respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), except as specifically disclosed in Section 3.15(e) of the Company Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA and at the expense of the participant or the participant's beneficiary and except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (f) Except with respect to payments under the agreements and programs specified in Section 3.15(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Company Benefit Plan.

                  (g) Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, there is no Company Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, or which is covered by
Section 4063 or 4064 of ERISA.

                  Section 3.16. Compliance with Laws; No Default.

                  Neither the Company nor any of its Subsidiaries is in violation of any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that have not had and would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

                  Section 3.17. No Default.

                  Each Company Agreement is a valid, binding and enforceable obligation of the Company and in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries is in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or by-laws or similar organizational documents or (ii) except as disclosed in
Section 3.17 of the Company Disclosure Schedule, any Company Agreement, except, in the case of clause (i) (with respect to organizational documents that are partnership, joint venture or similar documents) and (ii), for defaults or violations that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on the Company. The Company has all permits and licenses necessary to carry on the business conducted by it as of the date hereof, except where the failure to have such permit or license would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.18. Finders' Fees.

                  Except for Deutsche Banc Alex. Brown, a copy of whose engagement agreement has been provided to Parent, no investment banker, broker, finder, other intermediary or similar person is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  Section 3.19. Environmental Matters.

                  (a) Except as disclosed in the Company SEC Documents filed prior to the date hereof, to the knowledge of the Company:

                        (i) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any person against, the Company or any of its Subsidiaries with respect to any matters relating to or arising out of any Environmental Law which, individually or in the aggregate, would have a Material Adverse Effect on the Company;

                        (ii) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or, to the knowledge of the Company, previously owned, leased or operated by the Company or any of its Subsidiaries, which circumstance, individually or in the aggregate, would have a Material Adverse Effect on the Company; and

                        (iii) there are no Environmental Liabilities that, individually or in the aggregate, have had or would have a Material Adverse Effect on the Company.

                  (b) For purposes of this Section, the following terms shall have the meanings set forth below:

                        (i) "Company" and its "Subsidiaries" shall include any entity which is, in whole or in part, a predecessor of the Company or any of its Subsidiaries;

                        (ii) "Environmental Laws" means any and all federal, state, local and foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restrictions or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials;

                        (iii) "Environmental Liabilities" means any and all liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (A) arise under or relate to matters covered by Environmental Laws and (B) arise from actions occurring or conditions existing on or prior to the Effective Time; and

                        (iv) "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

                  Section 3.20. Labor Matters.

                  Except as set forth in Section 3.20 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (ii) to the knowledge of the Company, no union organizing campaign with respect to the Company's or any of its Subsidiaries' employees is underway; (iii) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (iv) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure; (v) to the knowledge of the Company, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (vi) the are no collective bargaining agreements with any union covering employees of the Company or any of its Subsidiaries, except for such exceptions to the foregoing clauses (i) through (vi) which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  Section 3.21. Intellectual Property.

                  (a) The Company and its Subsidiaries own or have the right to use all material Intellectual Property (as defined hereafter) reasonably necessary for the Company and its Subsidiaries to conduct their business as it is currently conducted, except for such exceptions which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, to the knowledge of the Company: (i) all of the registrations relating to material Intellectual Property owned by the Company and its Subsidiaries are subsisting and unexpired, free of all Liens and have not been abandoned, except for such exceptions which, individually or in the aggregate, would not have a Material Adverse Effect on the Company; (ii) the Company does not infringe the intellectual property rights of any third party in any respect that would have, individually or in the aggregate, a Material Adverse Effect on the Company; (iii) no judgment, decree, injunction, rule or order has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, any Intellectual Property owned by the Company or any such Subsidiary in any respect that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and (iv) neither the Company nor any of its Subsidiaries has received notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of, or the Company's or any such Subsidiary's rights in and to, any Intellectual Property, which would have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (c) For purposes of this Agreement "Intellectual Property" shall mean all rights, privileges and priorities provided under federal, state and foreign law relating to intellectual property, including without limitation all (x) (1) proprietary inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and proprietary know-how relating thereto, whether or not patented or eligible for patent protection; (2) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (3) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (4) trade secrets and other confidential information;
(y) registrations, applications and recordings for any of the foregoing and (z) licenses or other similar agreements granting the rights to use any of the foregoing.

                  Section 3.22. Opinion of Financial Advisor.

                  The Company has received the opinion of Deutsche Banc Alex. Brown to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of the Company Common Stock in connection with the Merger is fair to such holders from a financial point of view.

                  Section 3.23. Takeover Statutes.

                  The Company Board has approved, for purposes of Section 203 of the DGCL, the Merger and this Agreement. No other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each, a "Takeover Statute") applicable to the Company or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

                  Section 3.24. Affiliates.

                  Section 3.24 of the Company Disclosure Schedule sets forth each person who, as of the date hereof, is, to the best of the Company's knowledge, deemed to be an Affiliate (as defined in Section 5.11) of the Company.

                  Section 3.25. The Company's Certificate of Incorporation.

                  The provisions of the Company's certificate of incorporation regarding transactions with controlling persons do not and will not apply to this Agreement, the Merger or to the transactions contemplated hereby.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent represents and warrants to the Company that:

                  Section 4.01. Organization and Power.

                  (a) Each of Parent and its Significant Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  (b) Section 4.01 of the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") sets forth a complete list of Parent's Significant Subsidiaries. Parent has delivered to the Company true and complete copies of Parent's statuts and Merger Subsidiary's certificate of incorporation and bylaws as currently in effect.

                  Section 4.02. Corporate Authorization.

                  (a) The execution, delivery and performance by Parent of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and, except as set forth in the next succeeding sentence of this Section 4.02, have been duly authorized by all necessary corporate action, including by resolution of the Board of Directors of Parent (the "Parent Board"). The affirmative vote of at least 66 2/3% of the outstanding voting rights of shareholders present in person or represented by proxy at the Parent Shareholder Meeting (as hereinafter defined) (the "Parent Requisite Vote") is the only vote of any class or series of Parent's capital stock necessary to authorize the capital increase, or authorize the Parent Board to effect the capital increase and related issuance of shares in connection with the consummation of the Merger (the "Capital Increase"); provided that a quorum of at least 33 1/3% (on the first call) or at least 25% (on the second call) of the outstanding Parent Shares having voting power is required at the Parent Shareholder Meeting. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law). The Parent Shares to be represented by the Parent ADSs to be issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (b) The Parent Board has, by unanimous vote of those present, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Parent Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved to (i) deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Parent and its shareholders and (ii) recommend that the shareholders of Parent approve the Capital Increase. The Parent Board has directed that the Capital Increase be submitted to the shareholders of Parent for their approval.

                  Section 4.03. Governmental Authorization.

                  The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action, by or in respect of, or filing with, any Governmental Authority other than: (a) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Merger Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the HSR Act and the EU Merger Regulations or any foreign laws governing competition, antitrust, investment or exchange control; (c) compliance with any applicable requirements of the 1933 Act; (d) compliance with any applicable requirements of the 1934 Act; (e) compliance with applicable requirements of the Conseil des Marches Financiers (the "CMF") and the Commission des Operations de Bourse (the "COB") relating to the Parent Shares to be issued in connection with the issuance of Parent ADSs pursuant to this Agreement and compliance with any other applicable French securities or takeover laws and regulations; (f) those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (g) actions or filings which, if not taken or made, and consents, authorizations or orders which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and (h) filings and notices not required to be made or given until after the Effective Time.

                  Section 4.04. Non-Contravention.

                  Except as set forth on Section 4.04 of the Parent Disclosure Schedule, the execution, delivery and performance by Parent of this Agreement do not, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby will not: (a) assuming the Parent Requisite Vote is obtained, contravene or conflict with the statuts, certificate of incorporation, bylaws or similar organizational documents of Parent or any of its Significant Subsidiaries; (b) assuming compliance with the matters referred to in Section

4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Merger Subsidiary; (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Subsidiary or to a loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Parent or Merger Subsidiary and which either has a term of more than one year or involves the payment or receipt of money in excess of $1,000,000 or any license, franchise, permit or other similar authorization held by Parent or Merger Subsidiary; or (d) result in the creation or imposition of any Lien on any asset of Parent or Merger Subsidiary, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 4.05. Capitalization of Parent.

                  (a) As of the close of business on December 31, 1999, 7,294,478 ordinary shares, nominal value 8 Euros per share, of Parent (the "Parent Shares") were issued and outstanding, and 300,000 Parent Shares were held in Parent's treasury and reserved for grants under option and other stock-based plans. All the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to Parent option plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except (i) as set forth in this Section 4.05, (ii) for 980,415 bonds of Parent convertible or exchangeable for 980,415 Parent Shares, and (iii) for 5,696,261 warrants to purchase an aggregate of 284,813 Parent Shares, as of December 31, 1999 there were outstanding (x) no shares of capital stock or other voting securities of Parent, (y) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, and (z) no options, warrants or other rights to acquire from Parent, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Parent, obligating Parent to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent or obligating Parent to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (including equity equivalents or stock appreciation rights) (the items in clauses (x), (y) and (z) being referred to collectively as the "Parent Securities"). None of Parent or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any Parent Securities or any securities of any Parent Subsidiary, including as a result of the transactions contemplated by this Agreement.

                  (b) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or any of its Subsidiaries.

                  Section 4.06. COB Filings.

                  As of its filing date, each report, schedule, form, statement or other document filed by Parent with the COB since September 30, 1998 (the "Parent COB Documents") (i) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent COB Document and (ii) complied in all material respects with applicable French law relating to securities and stock exchanges and the applicable rules and regulations promulgated thereunder.

                  Section 4.07. Financial Statements.

                  The audited consolidated financial statements and consolidated interim financial statements of Parent included in the Parent COB Documents have been prepared in accordance with applicable French statutory and regulatory requirements applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

                  Section 4.08. Disclosure Documents.

                  (a) The Registration Statement on Form F-4 of Parent (the "Form F-4") to be filed under the 1933 Act relating to the registration of Parent ADSs (including the Parent Shares underlying such Parent ADSs) in the Merger required to be filed with the SEC in connection with the issuance of Parent ADSs pursuant to the Merger and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.08(b), comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

                  (b) The proxy statement or other materials of Parent to be filed with the applicable regulatory authorities in connection with the Parent Shareholder Meeting, and any amendment or supplement thereto, (i) will not, at the date the proxy materials are first distributed or published or at the time the holders of Parent Shares vote on the Capital Increase, contain any untrue statement of a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, and (ii) will comply in all material respects with applicable French law relating to securities and stock exchanges and the applicable rules and regulations thereunder. No representation or warranty is made by Parent in this Section 4.08 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

                  (c) Neither the Form F-4 nor any amendment or supplement thereto will at the time it becomes effective under the 1933 Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by Parent in this Section 4.08 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

                  Section 4.09. Information Supplied.

                  None of the information supplied by Parent or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 4.10. Absence of Certain Changes. Except as disclosed in the Parent COB Documents filed prior to the date of this Agreement, as disclosed in Section 4.10 of the Parent Disclosure Schedule or as would not have a Material Adverse Effect on Parent, since June 30, 1999, Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice, and there has not been:

                           (a) any event, occurrence, development, change or
                  circumstance which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent;

                           (b) any declaration, setting aside or payment of any
                  dividend or other distribution with respect to any shares of capital stock of Parent (other than payment of Parent's regular cash dividend on the Parent Shares) or any repurchase, redemption or other acquisition by Parent of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent, except as permitted pursuant to Section 5.02(b);

                           (c) any amendment of any term of any outstanding
                  security of Parent that would materially increase the obligations of Parent under such security; or

                           (d) any material change in any method of accounting
                  or accounting principles or practice by Parent or any of its Subsidiaries, except for any such change required by reason of a change in or reconciliation with GAAP.

                  Section 4.11. No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by Parent or any of its Subsidiaries since June 30, 1999, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                  (a) liabilities or obligations (i) disclosed in the Parent COB Documents filed prior to the date hereof or (ii) disclosed in Section 4.11 of the Parent Disclosure Schedule;

                  (b) liabilities or obligations which, individually and in the aggregate, have not had and would not have a Material Adverse Effect on Parent; or

                  (c) liabilities or obligations under this Agreement or incurred directly in connection with the transactions contemplated hereby.

                  Section 4.12. Litigation. Except as disclosed in the Parent COB Documents filed prior to the date hereof or in Section 4.12 of the Parent Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries or any of their respective properties which, individually or in the aggregate, would have a Material Adverse Effect on Parent.

                  Section 4.13. Compliance with Laws. Neither Parent nor any of its Subsidiaries is in violation of any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect on Parent.

                  Section 4.14. No Default. None of Parent or any of its Subsidiaries is in default or violation of any term, condition or provision of its respective certificate of incorporation or by-laws or similar organizational documents. Parent has all permits and licenses necessary to carry on the business conducted by it as of the date hereof, except where the failure to have such permit or license would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 4.15. Finders' Fees. Except for J.P. Morgan, no investment banker, broker, finder, other intermediary or similar person is entitled to any fee or commission from Parent or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

                  Section 4.16. Merger Subsidiary. Merger Subsidiary is a newly-formed direct wholly-owned Subsidiary of Parent that has engaged in no business activities other than as specifically contemplated by this Agreement.

                                   ARTICLE V

                                    COVENANTS

                  Section 5.01. Conduct of the Company.

                  The Company covenants and agrees that, from the date hereof until the Effective Time, except as expressly provided otherwise in this Agreement, including Section 5.01 of the Company Disclosure Schedule hereto, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable best efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written approval of Parent (which approval shall not be unreasonably withheld):

                           (a) The Company will not adopt or propose any change
                  in its certificate of incorporation or any material change in its bylaws;

                           (b) The Company will not, and will not permit any of
                  its Subsidiaries to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries (other than a liquidation or dissolution of any Subsidiary or a merger or consolidation between wholly owned Subsidiaries);

                           (c) The Company will not, and will not permit any of
                  its Subsidiaries to, make any investment in or acquisition of any business of any person or any material amount of assets (other than inventory), except for (i) acquisitions for cash not to exceed $500,000 per acquisition or $5,000,000 in the aggregate and (ii) any capital expenditure permitted by
                  Section 5.01(i);

                           (d) The Company will not, and will not permit any of
                  its Subsidiaries to, sell, lease, license, close, shut down or otherwise dispose of any assets (other than inventory), except
                  (i) pursuant to existing contracts or commitments listed on
                  Section 5.01 of the Company Disclosure Schedule or (ii) sales, leases, licenses, closings, shutdowns or other dispositions of assets in the ordinary course of business consistent with past practice;

                           (e) The Company will not, and will not permit any of
                  its Subsidiaries to, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock (or otherwise make any payments to stockholders in their capacity as such) other than dividends paid by any Subsidiary of the Company to the Company or any other Subsidiary of the Company;

                           (f) The Company will not, and will not permit any of
                  its Subsidiaries to, issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class or series of the Company or its Subsidiaries (or any equity equivalents), other than (i) issuances pursuant to the exercise of stock-based awards or options under the plans described in Section 3.05(a) outstanding on the date hereof, (ii) issuances by any Subsidiary of the Company to the Company or any other Subsidiary of the Company and (iii) issuances of options to purchase shares of Common Stock granted to newly hired employees in accordance with the Company's past practice covering the issuance of not more than an aggregate of 300,000 shares of Company Common Stock and not more than 75,000 shares of Company Common Stock to any single individual;

                           (g) The Company will not, and will not permit any of
                  its Subsidiaries to, redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock;

                           (h) Except in connection with investments or
                  acquisitions permitted by Section 5.01(c), the Company will not, and will not permit any of its Subsidiaries to, (i) enter into (or commit to enter into) any new lease (except pursuant to commitments for such lease existing as of the date hereof and leases in the ordinary course of business provided for in the budgets adopted by the Company and its Subsidiaries and furnished to Parent prior to the date of this Agreement) or
                  (ii) purchase or acquire or enter into any agreement to purchase or acquire any real estate (except pursuant to commitments existing as of the date hereof);

                           (i) The Company will not, and will not permit any of
                  its Subsidiaries to, make or commit to make any capital expenditure (including for information systems) except for capital expenditure projects or items not exceeding $150,000 per project or item or $1,200,000 in the aggregate and those projects or items committed to or set forth in the capital budgets adopted by the Company and its Subsidiaries and furnished to Parent prior to the date of this Agreement;

                           (j) The Company will not, and will not permit any of
                  its Subsidiaries to, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                           (k) The Company will not, and will not permit any of
                  its Subsidiaries to, (i) incur or assume any indebtedness for borrowed money or issue any debt securities, except for borrowings (A) under lines of credit existing on the date hereof and (B) in the ordinary course of business consistent with past practice not in excess of $5,000,000 in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except for obligations incurred in the ordinary course of business consistent with past practice not in excess of $500,000 in the aggregate, and except for obligations of wholly owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance);
                  (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries, except pursuant to the terms of credit facilities existing on the date hereof; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien or encumbrance thereupon, except pursuant to the terms of credit facilities existing on the date hereof;

                           (l) The Company will not, and will not permit any of
                  its Subsidiaries to, change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in generally accepted accounting principles;

                           (m) The Company will not, and will not permit any of
                  its Subsidiaries to, revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

                           (n) The Company will not, and will not permit any of
                  its Subsidiaries to, make or revoke any tax election or settle or compromise any tax liability material to the Company or any of its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

                           (o) The Company will not, and will not permit any of
                  its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the Company Balance Sheet (or the notes thereof) of the Company or its Subsidiaries or incurred in the ordinary course of business consistent with past practice and the payment, discharge and satisfaction of all obligations under the Company's existing bank credit facility prior to or concurrently with the Effective Time;

                           (p) The Company will not, and will not permit any of
                  its Subsidiaries to, settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                           (q) The Company will not, and will not permit any of
                  its Subsidiaries to, agree or commit to do any of the foregoing; and

                           (r) The Company will not, and will not permit any of
                  its Subsidiaries to take or agree or commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

                  Section 5.02. Conduct of Parent.

                  (a) From the date hereof until the Effective Time, except as expressly provided otherwise in this Agreement, Parent will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

                  (b) Notwithstanding anything to the contrary contained herein, prior to the date the Company Proxy Statement (as defined in Section 5.03(c)) is first mailed to the shareholders of the Company, Parent shall be permitted, in accordance with applicable law, to repurchase, redeem or otherwise acquire outstanding shares of capital stock, or other equity securities of, or other ownership interests in, Parent. Parent shall, upon notice from the Company, suspend any such repurchase, redemption or other acquisition, for a period of up to two trading days following each such notice, in the event that the Company determines that such repurchase, redemption or other acquisition could reasonably be expected to have an adverse effect on the Exchange Ratio from the standpoint of a holder of shares of SNC Common Stock.

                  Section 5.03. Shareholder Meetings; Proxy Materials; Registration Statement.

                  (a) The Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement (the "Company Shareholder Approval"). Except as provided in Section 5.05(c), the Company Board shall recommend approval and adoption of this Agreement by the Company's shareholders. In connection with the Company Shareholder Meeting, the Company will use its reasonable best efforts, subject to the immediately preceding sentence, to obtain the Company Shareholder Approval and otherwise comply with all legal requirements applicable to such meeting.

                  (b) Parent shall cause a meeting of its shareholders (the "Parent Shareholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the Capital Increase (the "Parent Shareholder Approval"). The Parent Board shall recommend approval and adoption of the Capital Increase. In connection with the Parent Shareholder Meeting, Parent will (x) promptly prepare and file with the applicable regulatory authorities any proxy statement or other materials necessary for such meeting, (y) use its reasonable best efforts to obtain the Parent Shareholder Approval and (z) otherwise comply with all legal requirements applicable to such meeting.

                  (c) Parent shall promptly prepare and file with the SEC the Form F-4, containing a proxy statement (such proxy statement being the "Company Proxy Statement") as part of a prospectus, in connection with (i) the registration under the 1933 Act of the Parent ADSs (including the Parent Shares underlying the Parent ADSs) issuable in connection with the Merger, (ii) the vote of the shareholders of the Company with respect to the Merger, and (iii) the other transactions contemplated by this Agreement. Parent agrees to provide the Company with an opportunity to review and comment on the Form F-4 and the Company Proxy Statement before filing. Parent agrees promptly to provide the Company with copies of all correspondence from and all responsive correspondence to the SEC regarding the Form F-4 and the Company Proxy Statement. Parent agrees promptly to notify the Company of all stop orders or threatened stop orders of which it becomes aware with respect to the Form F-4 and of the occurrence of any event prior to the Effective Time relating to Parent or its affiliates or any of its or their respective officers or directors discovered by Parent which should be set forth in an amendment to the Form F-4 or a supplement to the Company Proxy Statement. Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use its reasonable best efforts to have or cause the Form F-4 to become effective under the 1933 Act as promptly as practicable after the Form F-4 is filed, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of Parent ADSs in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Form F-4 shall have become effective, the Company shall mail the Company Proxy Statement to its shareholders, and the Company shall comply with the proxy solicitation rules and regulations under the 1934 Act in connection with the solicitation of such shareholders. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Form F-4 or a supplement to the Company Proxy Statement, the Company shall promptly inform Parent.

                  (d) Parent shall promptly prepare and cause the depositary to file with the SEC a registration statement on Form F-6 (the "Form F-6") with respect to the registration of the Parent ADSs under the 1933 Act and use its reasonable best efforts to have the Form F-6 declared effective as promptly as practicable.

                  Section 5.04. Access to Information.

                  (a) To the extent permitted by applicable law, from the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, auditors, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Parent hereunder. The foregoing information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter agreement dated January 4, 2000, executed by Parent and the Company (the "Parent Confidentiality Agreement").

                  (b) To the extent permitted by applicable law, from the date hereof until the Effective Time, Parent will furnish to the Company such financial and other data that the Company may reasonably request; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Parent to the Company hereunder. Such information shall be held in confidence to the extent required by, and in accordance with, the letter agreement dated February 17, 2000 executed by the Company and Parent (the "Company Confidentiality Agreement").

                  Section 5.05. No Solicitation.

                  (a) From the date hereof until the termination hereof, the Company agrees that neither it nor any of its Subsidiaries nor any of the officers or directors of it or any of its Subsidiaries shall, and that it shall direct and use its best reasonable efforts to cause its and its Subsidiaries' officers, directors, employees, investment bankers, consultants and other agents not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any person with respect thereto, or disclose any non-public information relating to the Company or any of its Subsidiaries, as the case may be, or afford access to the properties, books or records of the Company or any of its Subsidiaries to any person that has made any Acquisition Proposal; provided, that nothing contained in this
Section 5.05 shall prevent the Company, after providing prior notice thereof to Buyer that it is taking such action, from furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Acquisition Proposal received from such person that the Company Board determines in good faith could lead to a Superior Proposal, so long as (i) the Company has received prior to the date hereof an executed confidentiality agreement or prior to furnishing non-public information to, or entering into discussions or negotiations with, such person, the Company receives from such person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Parent Confidentiality Agreement and (ii) the Company Board determines in good faith, based on such matters that it deems relevant, including the advice of independent legal counsel, that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable law; provided, further, that nothing contained in this Agreement shall prevent the Company or its board of directors from complying with Rule 14e-2 or 14d-9 under the 1934 Act with regard to an Acquisition Proposal.

                  (b) The Company will (i) promptly (and in no event later than 48 hours after the receipt of any Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof) Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any person that may be considering making, or has made, an Acquisition Proposal, and
(ii) keep Parent informed on a current basis of the status and content of any discussions or negotiations with any third party regarding any Acquisition Proposal. The Company will, and will cause the other applicable persons listed in the first sentence of Section 5.05(a) to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal.

                  (c) Except as set forth in this Section 5.05(c), the Company Board shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement, or any of the transactions contemplated hereby, including the Merger,
(ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any agreement (including, without limitation, any letter of intent but excluding any confidentiality agreement) with respect to any Acquisition Proposal. Notwithstanding the foregoing, if the Company Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties under applicable law, it may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, its approval and recommendation of this Agreement, or any of the transactions contemplated hereby, including the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, a Superior Proposal or (iii) cause the Company to enter into an agreement with respect to a Superior Proposal, but in the case of clause (iii) only after the expiration of three (3) business days after the date on which the Company provides written notice (a "Notice of Superior Proposal") to Parent advising that the Company Board has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided, that prior to or concurrently with entering into an agreement (including a letter of intent) with respect to a Superior Proposal, the Company shall terminate this Agreement pursuant to Section 7.01(d)(i).

                  For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its Subsidiaries, or the acquisition of any equity interest in, or a substantial portion of the assets of, or any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and other than an offer for a bona fide de minimis equity interest, or for an amount of assets not material to the Company and its Subsidiaries taken as a whole, that the Company has no reason to believe would lead to a Change of Control of the Company (or to the acquisition of a substantial portion of the assets of the Company and its Subsidiaries). For purposes of this Agreement, "Superior Proposal" means any bona fide Acquisition Proposal (i) on terms that the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to the Company's shareholders than this Agreement and the Merger taken as a whole, (ii) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Company Board, and (iii) pursuant to which no less than 100% of the SNC Common Stock (or a corresponding amount of the assets of the Company and its Subsidiaries) is proposed to be acquired. For purposes of this Agreement, "Change of Control" means any event or occurrence, or series of related events or occurrences, pursuant to which 20% or more of the voting power of the Company is acquired by a third party or group acting in concert in connection with the transactions contemplated by any Acquisition Proposal.

                  Section 5.06. Notice of Certain Events.

                  (a) The Company and Parent shall promptly notify each other of:

                        (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; and

                        (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                  (b) The Company shall promptly notify Parent of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or which relate to the consummation of the transactions contemplated by this Agreement.

                  (c) Parent shall promptly notify the Company of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or any Subsidiary of Parent which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement.

                  Section 5.07. Reasonable Best Efforts.

                  (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten (10) business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) make appropriate filings required under any other applicable Antitrust Laws (as defined below) as promptly as practicable and in any event within fifteen (15) business days of the date hereof.

                  (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 5.07(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the EU Merger Regulations and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

                  (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.07(a) and (b), each of Parent and the Company shall use its reasonable best efforts to resolve such objections if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.07 shall limit a party's right to terminate this Agreement pursuant to Section 7.01(b)(i) or 7.01(c) so long as such party has up to then complied in all material respects with its obligations under this Section 5.07.

                  (d) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of Parent and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement; provided, however, that in no event shall Parent be required to hold separate (including by establishing a trust or otherwise) or to sell or otherwise dispose of operations of Parent (and its Subsidiaries) and/or the Surviving Corporation (and its Subsidiaries).

                  (e) In the event any of the conditions set forth in Section 6.01(f), 6.02(b) or 6.03(b) are not capable of fulfillment prior to the End Date, the parties shall, if requested by the Company, waive any such conditions and effect such modifications to the relevant security holder disclosure and solicitation materials as may reasonably be requested by the Company to reflect the Merger as a taxable transaction to the Company's shareholders.

                  Section 5.08. Cooperation.

                  Without limiting the generality of Section 5.07, Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Company Proxy Statement and the Form F-4, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and
(iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Form F-4 and seeking timely to obtain any such actions, consents, approvals or waivers.

                  Section 5.09. Public Announcements.

                  So long as this Agreement is in effect, Parent and the Company will consult with each other before issuing any press release or making any SEC or COB filing or other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or the requirements of any securities exchange, will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

                  Section 5.10. Further Assurances.

                  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                  Section 5.11. Affiliates.

                  Prior to the Closing Date, the Company shall cause to be delivered to Parent a letter identifying, to the best of the Company's knowledge, all persons who are, at the time of the Company Shareholder Meeting described in Section 5.03(a), deemed to be "affiliates" for purposes of Rule 145 under the 1933 Act (the "Affiliates"). The Company shall use its reasonable best efforts to cause each person who is so identified as an Affiliate to deliver to Parent on or prior to the Closing Date a letter agreement substantially in the form of Exhibit C to this Agreement.

                  Section 5.12. Director and Officer Liability.

                  From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of its Subsidiaries, its successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the fullest extent such persons can be indemnified by the Company under applicable law with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense (including reasonable fees and expenses of legal counsel), against any Indemnified Party in his or her capacity as an employee, agent, officer or director of the Company or its Subsidiaries, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any facts or circumstances occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including, without limitation, liability arising under the 1933 Act, the 1934 Act or state law; provided, however, that the Surviving Corporation shall not be liable for any settlement or compromise effected without its written consent (which shall not be unreasonably withheld). In the event of any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense indemnified pursuant to the preceding sentence, Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred. The Indemnified Parties as a group may retain only one law firm with respect to each matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

                  Parent shall, or shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies with reputable and financially sound carriers having at least the same coverage and amounts thereof and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to facts or circumstances occurring at or prior to the Effective Time; provided that if the aggregate annual premiums for such insurance during such six-year period shall exceed 300% of the per annum rate of the aggregate premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the most advantageous coverage that shall then be available at an annual premium equal to 300% of such rate. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section
5.12. The rights under this Section 5.12 are in addition to rights that an Indemnified Party may have under the certificate of incorporation, bylaws, or other similar organizational documents of the Company or any of its Subsidiaries or the DGCL. The rights under this Section 5.12 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Parent agrees to cause the Surviving Corporation and any of its Subsidiaries (or their successors) to maintain in effect for a period of six (6) years the provisions of its articles of incorporation or bylaws or similar organizational documents providing for indemnification of Indemnified Parties, with respect to facts or circumstances occurring at or prior to the Effective Time, to the fullest extent provided by law.

                  Section 5.13. Obligations of Merger Subsidiary.

                  Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                  Section 5.14. Listing.

                  Parent shall use its reasonable best efforts to cause the Parent ADSs to be issued in connection with the Merger to be approved for listing, subject to official notice of issuance, on the New York Stock Exchange or the Nasdaq Stock Market's National Market System, as reasonably determined by Parent in its sole discretion, on or prior to the day immediately preceding the Closing Date.

                  Section 5.15. Antitakeover Statutes.

                  If any Takeover Statute is or may become applicable to the Merger, each of Parent and the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

                  Section 5.16. Tax Treatment.

                  Each of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 5.17. Employee Benefits.

                  (a) Following the Effective Time, Parent shall cause the Surviving Corporation to (i) honor all obligations under employment or severance agreements of the Company or its Subsidiaries and (ii) pay all benefits accrued through the Effective Time under employee benefit plans, programs, policies and arrangements of the Company or its Subsidiaries in accordance with the terms thereof. In furtherance and not in limitation of the foregoing, Parent shall cause the Surviving Corporation to provide, employees of the Company who continue to be employed by the Surviving Corporation or its Subsidiaries as of the Effective Time ("Continuing Employees") for a period of not less than two
(2) years following the Effective Time with (A) annual compensation not less favorable than the annual compensation which they were receiving immediately prior to the Effective Time, and (B) benefits which, in the aggregate, are no less favorable than the benefits provided to similarly situated Parent employees. In addition to the foregoing, for a period of two (2) years following the Effective Time, Parent shall cause the Surviving Corporation or its Subsidiaries to establish and maintain a plan to provide severance and termination benefits to all non-union employees of the Company and its Subsidiaries which are no less favorable than the severance and termination benefits provided under the Company's plans and arrangements in effect as of the date of this Agreement. If Continuing Employees are included in any benefit plan (including without limitation, provision for vacation) of Parent or its Subsidiaries, the Continuing Employees shall receive credit as employees of the Company and its Subsidiaries for service prior to the Effective Time with the Company and its Subsidiaries to the same extent such service was counted under similar Company Benefit Plans for purposes of eligibility, vesting, eligibility for retirement and, for any Company Benefit Plan that is not a pension benefit plan, benefit accrual. If Continuing Employees are included in any medical, dental or health plan other than the plan or plans they participated in as of the Effective Time, any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Company Benefit Plan as of the Effective Time, and shall provide credit for any deductibles and co-payments applied or made with respect to each Continuing Employee in the calendar year of the change. The rights under this
Section 5.17 shall survive consummation of the Merger and are expressly intended to benefit each Continuing Employee. Notwithstanding anything contained herein to the contrary, nothing in this Section 5.17 shall be deemed to be a commitment on the part of Parent or the Surviving Corporation to provide employment to any person for any period of time and, except as otherwise provided in this Section 5.17, nothing herein shall be deemed to prevent Parent or the Surviving Corporation from amending or terminating any Company Benefit Plan in accordance with its terms.

                  (b) Upon the Effective Time, the Company's Employee Stock Purchase Plan shall be terminated with the effect that the then current offering period under such plan will be terminated effective as of the Effective Time.

                  Section 5.18. Rule 144 Reporting.

                  From and after the Effective Time, unless and until each "affiliate" of the Company (as such term is defined for purposes of paragraphs
(c) and (d) of Rule 145 under the Securities Act) has disposed of all Parent ADSs received by it as Merger Consideration, such shares are permitted to be resold pursuant to Rule 145(d)(3) under the 1933 Act or such shares are covered by an effective registration statement under Section 5 of the 1933 Act, Parent shall make and keep "available adequate current public information" (as those terms are understood and defined in Rule 144 under the 1933 Act) with respect to Parent and, upon any reasonable request by such an affiliate, provide a statement as to such availability.

                  Section 5.19. Comfort Letters.

                  (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the F-4 shall become effective and as of the Effective Time, and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Parent's independent public accountants, dated the date on which the F-4 shall become effective and as of the Effective Time, and addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  Section 5.20. Third Party Consents.

                  (a) The Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, or (ii) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on Parent from occurring prior to or after the Effective Time.

                  (b) In the event that any party shall fail to obtain any third party consent, approval or waiver described in subsection (a) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

                  Section 5.21. Certain Contributions. Promptly following the Effective Time Parent will (i) transfer all of the SNC Common Stock of the Surviving Corporation to Havas Advertising International ("International") and cause International to transfer all of such stock to EWDB North America, Inc.

("US Parent"), in each case as a contribution to capital and (ii) cause US Parent to contribute to the SNC Group (as such term is defined in the Surviving Corporation's certificate of incorporation) a note receivable from US Parent in the principal amount of not less than $500,000,000.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                  Section 6.01. Conditions to the Obligations of Each Party.

                  The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction (or waiver by the party for whose benefit the applicable condition exists) of the following conditions:

                           (a) (i) this Agreement and the transactions
                  contemplated hereby, including the Merger, shall have been approved and adopted by the shareholders of the Company by the Company Requisite Vote and (ii) the Capital Increase shall have been approved by the shareholders of Parent by the Parent Requisite Vote;

                           (b) any applicable waiting period under the HSR Act
                  and the EU Merger Regulations relating to the transactions contemplated by this Agreement shall have expired, and all consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be, made by the Company, Parent or any of their Subsidiaries under any other applicable Antitrust Law in connection with the transactions contemplated in this Agreement shall have been obtained from or made with all required Governmental Authorities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Material Adverse Effect on the Company, Parent or the Surviving Corporation.

                           (c) no provision of any applicable law or regulation
                  and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

                           (d) (i) the Form F-4 and Form F-6 shall have been
                  declared effective under the 1933 Act and no stop order suspending the effectiveness of the Form F-4 and Form F-6 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC and (ii) Parent shall have received appropriate decisions and visas from the CMF and the COB;

                           (e) the Parent ADSs to be issued in the Merger shall
                  have been approved for listing on the New York Stock Exchange or the Nasdaq Stock Market's National Market System, subject to official notice of issuance; and

                           (f) the SNC Common Stock shall represent control of
                  the Company within the meaning of Section 368(c) of the Code.

                  Section 6.02. Conditions to the Obligations of Parent and Merger Subsidiary.

                  The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

                           (a) (i) the Company shall have performed in all
                  material respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Effective Time and (ii) the representations and warranties of the Company contained in this Agreement (which representations and warranties shall be deemed, for purposes of this condition, to include any qualifications with respect to materiality, including references to Material Adverse Effect) shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect on the Company; and Parent shall have received a certificate signed by an executive officer of the Company to the effect set forth in clauses (i) and (ii);

                           (b) Parent shall have received an opinion from Hogan
                  & Hartson L.L.P., counsel to Parent, in form and substance reasonably satisfactory to Parent, dated as of the Effective Time, substantially to the effect that the Merger should constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Hogan & Hartson L.L.P. may rely upon representations contained in certificates of officers of Parent, Merger Subsidiary and the Company substantially in the forms annexed as Exhibit D to this Agreement; or

                           (c) there shall not have been a material breach of
                  the Company Stockholder Voting Agreement by the Designated Company Stockholders.

                  Section 6.03. Conditions to the Obligations of the Company.

                  The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

                           (a) (i) Parent shall have performed in all material
                  respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Effective Time and (ii) the representations and warranties of Parent contained in this Agreement (which representations and warranties shall be deemed, for purposes of this condition, not to include any qualifications with respect to materiality, including references to Material Adverse Effect) shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a particular date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Parent; and the Company shall have received a certificate signed by an executive officer of Parent to the effect set forth in clauses
                  (i) and (ii);

                           (b) The Company shall have received an opinion from
                  Weil, Gotshal & Manges LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that the Merger should constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP may rely upon representations contained in certificates of officers of Parent, Merger Subsidiary and the Company substantially in the forms thereof annexed as Exhibit D to this Agreement; or

                           (c) there shall not have been a material breach of
                  the Parent Stockholder Voting Agreement by the Designated Parent Stockholder.

                                  ARTICLE VII

                                   Termination

                  Section 7.01. Termination.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company or Parent):

                           (a) by mutual written consent of the Company and
                  Parent;

                           (b) by either the Company or Parent:

                           (i) if the Merger has not been consummated by
December 31, 2000 (the "End Date"); provided that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose failure to fulfill its obligations or to comply with its covenants under this Agreement in all material respects has been the cause of, or resulted in, the failure of the Merger to be consummated by the End Date.

                           (ii) if the Company Shareholder Approval shall not
have been obtained by reason of the failure to obtain the Company Requisite Vote at a duly held meeting of shareholders or any adjournment thereof; or

                           (iii) if the Parent Shareholder Approval shall not
have been obtained by reason of the failure to obtain the Parent Requisite Vote at a duly held meeting of shareholders or any adjournment thereof; or

                           (c) by either the Company or Parent (so long as such
                  party has complied in all material respects with its obligations under Section 5.07), if consummation of the Merger would be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining the Company or Parent from consummating the Merger is entered and such injunction, judgment, order or decree shall become final and nonappealable; or

                           (d) by the Company:

                           (i) if the Company Board shall have received an
Acquisition Proposal which the Company Board has determined in good faith is a Superior Proposal and the Company promptly following such termination enters into an agreement (including a letter of intent) providing for the transactions contemplated by such Superior Proposal after complying with Section 5.05(c) (including, without limitation, the expiration of the three (3) business day period set forth therein); provided that it shall be a condition to the effectiveness of such termination that the Company shall have made the payment referred to in Section 7.03(b) hereof;

                           (ii) upon a breach of any representation, warranty,
covenant or agreement of Parent, or if any representation or warranty of Parent shall become untrue, in either case which breach or misrepresentation or warranty shall not have been cured within 30 days following written notice from the Company such that the conditions set forth in Section 6.03(a) would be incapable of being satisfied by the End Date; or

                           (iii) if the Parent Board shall have withdrawn or
modified, or publicly proposed to withdraw or modify, in a manner adverse to the Company, its approval or recommendation of the Merger and this Agreement; or

                           (e) by Parent:

                           (i) if the Company Board shall have (A) withdrawn or
modified, or publicly proposed to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of the Merger and this Agreement or (B) approved or recommended, or publicly proposed to approve or recommend, any Acquisition Proposal; or

                           (ii) upon a breach of any representation, warranty,
covenant or agreement of the Company, or if any representation or warranty of the Company shall become untrue, in either case which breach or misrepresentation or warranty shall not have been cured within 30 days following written notice from Parent such that the conditions set forth in Section 6.02(a) would be incapable of being satisfied by the End Date.

                  The party desiring to terminate this Agreement pursuant to clauses (b), (c), (d) or (e) of this Section 7.01 shall give written notice of such termination to the other party in accordance with Section 8.02, specifying the provision hereof pursuant to which such termination is effected.

                  Section 7.02. Effect of Termination.

                  If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 7.02 and in Section 7.03 and in the Parent Confidentiality Agreement and the Company Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any material breach by that party of this Agreement; provided that the maximum aggregate liability of any party for any material breach of its representations, warranties, covenants or agreements in this Agreement shall be limited to $85,000,000; provided, further, that such limitation shall not apply to any such material breach that is willful (as contemplated by Section 7.03).

                  Section 7.03. Payments.

                  (a) Except as otherwise specified in this Section 7.03 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

                  (b) If (i) the Company shall terminate this Agreement pursuant to Section 7.01(d)(i) hereof, (ii) Parent shall terminate this Agreement pursuant to Section 7.01(e)(i) hereof, or (iii) the Company or Parent shall terminate this Agreement pursuant to Section 7.01(b)(ii) hereof, the Company shall pay to Parent (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to $85,000,000 (inclusive of value added tax, if any). If Parent shall terminate this Agreement pursuant to Section 7.01(e)(ii) (solely with respect to a willful breach of a representation, warranty, covenant or agreement of the Company contained in this Agreement), the Company shall pay to Parent (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to the greater of (i) $85,000,000 (inclusive of value added tax, if any), or (ii) the actual damages resulting from any such breach. Acceptance by Parent of the payment referred to in the foregoing sentences shall constitute conclusive evidence that this Agreement has been validly terminated and upon payment of such amount the Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

                  (c) If (i) the Company or Parent shall terminate this Agreement pursuant to Section 7.01(b)(iii), or (ii) the Company shall terminate this Agreement pursuant to Section 7.01(d)(iii) hereof, Parent shall pay to the Company (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to $85,000,000 (inclusive of value added tax, if any). If the Company shall terminate this Agreement pursuant to Section 7.01(d)(ii) (solely with respect to a willful breach of a representation, warranty, covenant or agreement of Parent contained in this Agreement), Parent shall pay to the Company (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to the greater of (i) $85,000,000 (inclusive of value added tax, if any), or (ii) the actual damages resulting from any such breach. Acceptance by the Company of the payment referred to in the foregoing sentences shall constitute conclusive evidence that this Agreement has been validly terminated and upon payment of such amount Parent shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01. Certain Definitions.

                  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 8.01:

                           (a) "know" or "knowledge" means, with respect to the
                  Company, the actual knowledge of the Company's executive officers, and with respect to Parent and Merger Subsidiary, the actual knowledge Parent's executive directors.

                           (b) "person" means an individual, corporation,
                  limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the 1934 Act).

                           (c) "Subsidiary" means, when used with reference to
                  any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

                  Section 8.02. Notices.

                  All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

                  if to Parent, to:

                  Havas Advertising 84, rue de Villiers 92683 Levallois-Perret Cedex France Attention: Chief Financial Officer

                  with a copy to:

                  Hogan & Hartson L.L.P. 555 13th Street, N.W. Washington, D.C. 20004 Attention: Bruce W. Gilchrist J. Warren Gorrell, Jr.

                  if to the Company, to:

                  Snyder Communications, Inc. Two Democracy Center 6903 Rockledge Drive Bethesda, Maryland 20817 Attention: Chief Financial Officer

                  with a copy to:

                  Weil, Gotshal & Manges LLP, 767 Fifth Avenue New York, NY 10153 Attention: Norman D. Chirite

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.02 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.02.

                  Section 8.03. Entire Agreement; Non-Survival of
Representations and Warranties; Third Party Beneficiaries.

                  (a) This Agreement (including any exhibits hereto), the other agreements referred to in this Agreement and the Parent Confidentiality Agreement and the Company Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement, the Parent Confidentiality Agreement, the Company Confidentiality Agreement or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on any person other than the parties hereto or thereto any rights or remedies (except that Article 1 and Sections 5.12, 5.17, 5.18 and 5.21 are intended to confer rights and remedies on the persons specified therein).

                  (b) The representations and warranties contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the Effective Time.

                  Section 8.04. Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company, there shall be made no amendment that by law requires further approval by shareholders without the further approval of such shareholders.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 8.05. Successors and Assigns.

                  The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

                  Section 8.06. Governing Law.

                  This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the choice of law principles thereof.

                  Section 8.07. Jurisdiction.

                  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                  Section 8.08. Counterparts; Effectiveness.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  Section 8.09. Interpretation.

                  When a reference is made in this Agreement to a Section or Disclosure Schedule, such reference shall be to a Section of this Agreement or to the Company Disclosure Schedule or Parent Disclosure Schedule as applicable, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". Whenever the words "the date hereof", "the date of this Agreement" or words of similar import are used in this Agreement, such words shall be deemed to mean February 20, 2000.

                  Section 8.10. Severability.

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  Section 8.11. Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

                  Section 8.12. Joint and Several Liability.

                  Parent and Merger Subsidiary hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                HAVAS ADVERTISING

                                                       /s/ Jacques Herail
                                        By: ______________________________
                                           Name: Jacques Herail
                                           Title: Director-General

                                        HAS ACQUISITION CORP.

                                                       /s/ Jacques Herail
                                        By: ______________________________
                                           Name: Jacques Herail
                                           Title: Vice President and
                                           Treasurer

                                        SNYDER COMMUNICATIONS, INC.

                                                    /s/ A. Clayton Perfall
                                        By: ______________________________
                                           Name: A. Clayton Perfall
                                           Title: Director and Chief
                                           Financial Officer